UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302 Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On May 19, 2026, Trinity Capital Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Keefe, Bruyette & Woods, Inc. and MUFG Securities Americas Inc., as representatives of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 7.000% Notes due 2031 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On May 21, 2026, the Company and U.S. Bank Trust Company, National Association (the “Trustee”), entered into an eighth supplemental indenture (the “Eighth Supplemental Indenture”) to the indenture, dated as of January 16, 2020, between the Company and the Trustee (the “Base Indenture”; and together with the Eighth Supplemental Indenture, the “Indenture”), relating to the issuance of the Notes.

The Notes will mature on May 21, 2031, and may be redeemed in whole or in part at the Company’s option at any time prior to April 21, 2031 at par value plus a “make-whole” premium calculated in accordance with terms under the Indenture and at par on April 21, 2031 or thereafter. The Notes bear interest at a rate of 7.000% per year payable semi-annually on May 21 and November 21 of each year, commencing on November 21, 2026. The Notes are direct, general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness or other obligations that are expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness or other obligations issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness or other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the date of purchase.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333-289495) previously filed with the Securities and Exchange Commission on August 11, 2025, as supplemented by a preliminary prospectus supplement dated May 19, 2026, a final prospectus supplement dated May 19, 2026, and the pricing term sheet dated May 19, 2026. The transaction closed on May 21, 2026. The net proceeds to the Company were approximately $294.54 million, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds to repay outstanding secured indebtedness under its credit agreement with KeyBank, National Association.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the Eighth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Eighth Supplemental Indenture and the form of global note representing the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 19, 2026, by and among Trinity Capital Inc. and Keefe, Bruyette & Woods, Inc. and MUFG Securities Americas Inc., as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.2	Eighth Supplemental Indenture, dated as of May 21, 2026, between Trinity Capital Inc. and U.S. Bank Trust Company, National Association, as Trustee.

4.3	Form of 7.000% Note due 2031(included as part of Exhibit 4.2)

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

Date: May 21, 2026	By:	/s/ Kyle Brown
Name: Kyle Brown
Title: Chief Executive Officer, President and Chief Investment Officer

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